Exhibit 5.1

February 23, 2005

Progress Software Corporation
14 Oak Park
Bedford, MA 01730

     Re: Progress Software Corporation

Ladies and Gentlemen:

     We have acted as counsel for Progress Software Corporation, a Massachusetts corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the offering of up to 1,700,000 shares (the “1991 Plan Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), issued or issuable pursuant to the Progress Software Corporation 1991 Employee Stock Purchase Plan (the “1991 Plan”), 2,500,000 shares (the “1997 Plan Shares”) of Common Stock issued or issuable pursuant to the Progress Software Corporation 1997 Stock Incentive Plan (the “1997 Plan”) and 200,000 shares (the “2004 Plan Shares”) of Common Stock issued or issuable pursuant to the Progress Software Corporation 2004 Inducement Stock Plan (the “2004 Plan”; collectively the 1991 Plan, 1997 Plan and 2004 Plan are referred to as the “Plans”). The 1991 Plan Shares, the 1997 Plan Shares and the 2004 Plan Shares are referred to collectively as the “Securities”.

     In arriving at the opinions expressed below, we have examined and relied on the following documents:

     (i) the Registration Statement;

     (ii) the Plans;

     (iii) the Restated Articles of Organization of the Company, as amended as of the date hereof;

     (iv) the By-Laws of the Company, as amended as of the date hereof; and

     (v) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company.

BOSTON / 155 Seaport Boulevard / Boston, Massachusetts 02210-2600 / TEL: 617.832.1000 / FAX: 617.832.7000
WASHINGTON, DC / 1747 Pennsylvania Ave., NW / Suite 1200 / Washington, DC 20006-4604 / TEL: 202.223.1200 / FAX: 202.785.6687

Foley Hoag LLP	www.foleyhoag.com

Progress Software Corporation
February 23, 2005

     In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     We express no opinion other than as to the laws of The Commonwealth of Massachusetts.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has the corporate power necessary for the issuance of the 1991 Plan Shares under the 1991 Plan, the 1997 Plan Shares under the 1997 Plan and the 2004 Plan Shares under the 2004 Plan, as contemplated by the Registration Statement.

     2. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Securities.

     3. When certificates for the Securities have been duly executed and countersigned, and delivered against due receipt of the exercise price for the Securities as described in the awards relating thereto and the Plans, the Securities will be legally issued, fully paid and non-assessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm under the caption, “Interests of Named Experts and Counsel.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

FOLEY HOAG LLP

By: /s/ William R. Kolb
A Partner